EXHIBIT 10.2

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made this 18th day of September 2006, by and between Princeton Security Technologies, Inc., a Nevada corporation ("Princeton Security") and Princeton Gamma-Tech Instruments, Inc., a New Jersey corporation ("Princeton Gamma"), based on the following:

                                    RECITALS

         The parties desire to enter into this Agreement to set forth the terms and conditions of the corporate reorganization pursuant to which Princeton Security will acquire at least eighty percent of the issued and outstanding stock of Princeton Gamma in exchange for stock of Princeton Security. The exchange of stock is intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Agreement to represent the terms and conditions of such tax-free reorganization, which Agreement the parties hereby adopt.

                                    AGREEMENT

         Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I
                                EXCHANGE OF STOCK

         1.01 EXCHANGE OF SHARES. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in SECTION 1.05 hereof), Princeton Gamma will take reasonable commercial steps to have each of its stockholders (as set forth in the attached Exhibit A) (the "Princeton Gamma Stockholders") assign, transfer, and deliver to Princeton Security, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, one hundred percent of the issued and outstanding shares of common stock of Princeton Gamma (the "Princeton Gamma Shares") held by Princeton Gamma Stockholders which shares shall represent all of the issued and outstanding shares of Princeton Gamma common stock, and Princeton Security agrees to acquire such shares on such date by issuing and delivering in exchange therefor an aggregate of nine million three hundred thousand (9,300,000) restricted shares of Princeton Security common stock, par value $0.001 per share, (the "Princeton Security Common Stock"). Such shares of Princeton Security Common Stock shall be issued pro rata based on the number of Princeton Gamma Shares held and as set forth opposite the Princeton Gamma Stockholder's respective names in Exhibit A. All nine million three hundred thousand shares (9,300,000) shares of Princeton Security Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Princeton Security Common Stock which may occur between the date of the execution of this Agreement and the Closing Date. Princeton Security will not issue fractional shares of its Common Stock in connection with the forgoing exchange. Instead, if any shareholder of Princeton Gamma would otherwise be entitled to a fractional share upon exchange thereof, Princeton Security shall round up the number of shares of Princeton Security Common Stock to be issued to such holder to the nearest whole share.


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         1.02 DELIVERY OF CERTIFICATES BY PRINCETON GAMMA STOCKHOLDERS. The
transfer of Princeton Gamma Shares by the Princeton Gamma Stockholders shall be effected by the delivery to Princeton Security at the Closing (as set forth in SECTION 1.05 hereof) of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Princeton Gamma Stockholders' expense.

         1.03 OPERATION AS WHOLLY-OWNED SUBSIDIARY. After giving effect to the transaction contemplated hereby, Princeton Security will own one hundred percent of the issued and outstanding shares of Princeton Gamma and Princeton Gamma Stockholders will own at least eighty percent of Princeton Security issued and outstanding shares of common stock.

         1.04 FURTHER ASSURANCES. At the Closing and from time to time thereafter, Princeton Gamma will use reasonable commercial efforts to have the Princeton Gamma Stockholders execute such additional instruments and take such other action as Princeton Security may reasonably request, without undue cost to the Princeton Gamma Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the Princeton Gamma Shares to Princeton Security.

         1.05 CLOSING AND PARTIES. The Closing contemplated hereby shall be held at a mutually agreed upon time and place (the "Closing Date"). The Agreement may be closed at any time following approval by a majority of the shareholders of Princeton Security Common Stock as set forth in SECTION 4.01 hereof and the Princeton Gamma Stockholders as set forth in SECTION 5.01. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

         1.06     CLOSING EVENTS.

                  (a) PRINCETON SECURITY DELIVERIES. Subject to fulfillment or waiver of the conditions set forth in ARTICLE IV, Princeton Security shall deliver to Princeton Gamma at Closing all the following:

                           (i) A certificate of good standing from the secretary
                  of State of Nevada, issued as of a date within sixty days prior to the Closing Date, certifying that Princeton Security is in good standing as a corporation in the State of Nevada;

                           (ii) Copies of the resolutions of Princeton
                  Security's board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Princeton Security as of the Closing Date;

                           (iii) Certificates for nine million three hundred
                  thousand (9,300,000) shares of Princeton Security Common Stock in the names of the Princeton Gamma Stockholders and in the amounts set forth in Exhibit "A".

        In addition to the above deliveries, Princeton Security shall take all steps and actions as Princeton Gamma and Princeton Gamma Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.


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

                  (b) PRINCETON GAMMA DELIVERIES. Subject to fulfillment or waiver of the conditions set forth in ARTICLE V, Princeton Gamma and/or Princeton Gamma Stockholder's shall deliver to Princeton Security at Closing all the following:

                           (i) A certificate of good standing from the secretary
                  of state of New Jersey, issued as of a date within five days prior to the Closing Date certifying that Princeton Gamma is in good standing as a corporation in the State of New Jersey;

                           (ii) Copies of resolutions of the board of directors
                  of Princeton Gamma authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Princeton Gamma as of the Closing Date.

         In addition to the above deliveries, Princeton Gamma shall take all steps and actions as Princeton Security may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

         1.07.    TERMINATION

                  (a) This Agreement may be terminated by the board of directors of either Princeton Security or Princeton Gamma at any time prior to the Closing Date if:

                           (i) There shall be any actual or threatened action or
                  proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

                           (ii) Any of the transactions contemplated hereby are
                  disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange;

        In the event of termination pursuant to this paragraph (a) of SECTION 1.07, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

                  (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Princeton Security if (i) shareholders of Princeton Security owning more than one percent (1%) of the issued and outstanding shares of Princeton Security Common Stock perfect their dissenter's rights with respect to the approval of this Agreement and the transactions contemplated hereby, (ii) Princeton Gamma shall fail to comply in any material respect with any of its


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

         covenants or agreements contained in this Agreement or if any of the representations or warranties of Princeton Gamma contained herein shall be inaccurate in any material respect or (iii) Princeton Security determines that there has been or is likely to be any material adverse change in the financial or legal condition of Princeton Gamma. In the event of termination pursuant to this paragraph (b) of this SECTION 1.07, no obligation, right, remedy, or liability shall arise hereunder. All parties shall bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

                  (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Princeton Gamma if
         (i) shareholders of Princeton Gamma owning more than one percent (1%) of the issued and outstanding shares of Princeton Gamma Shares perfect their dissenter's rights with respect to the approval of this Agreement and the transactions contemplated hereby, (ii) Princeton Security shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Princeton Security contained herein shall be inaccurate in any material respect, or (iii) Princeton Gamma determines that there has been or is likely to be any adverse change in the financial or legal condition of Princeton Security. In the event of termination pursuant to this paragraph (c) of this SECTION 1.07, no obligation, right, remedy, or liability shall arise hereunder. All parties shall each bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

                                   ARTICLE II
        REPRESENTATIONS, COVENANTS, AND WARRANTIES OF PRINCETON SECURITY

         As an inducement to, and to obtain the reliance of Princeton Gamma, Princeton Security represents and warrants as follows:

         2.01 ORGANIZATION. Princeton Security is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Princeton Security's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

         2.02 APPROVAL OF AGREEMENt. Princeton Security has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Princeton Security has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Princeton Security shareholders and compliance with state and federal corporate and securities laws.

         2.03 CAPITALIZATION. The authorized capitalization of Princeton Security consists of 90,000,000 shares, of common stock, $0.001 par value, of which 1,500,000 shares are issued and outstanding and 10,000,000 shares of


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

preferred stock, $0.001 par value, none of which are issued and outstanding. All issued and outstanding shares of Princeton Security are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Princeton Security. A copy of Princeton Security's Certificate of Incorporation, By-Laws, Agreements among shareholders and any other documents relating to the capitalization of Princeton Security and the rights of the owners of its equity and/or debt have been provided to Princeton Gamma for its review and the review of Princeton Gamma Stockholders, all of which have not been amended except as noted therein and are in full force and effect.

         2.04 OUTSTANDING WARRANTS AND OPTIONS. Princeton Security has no existing warrants or options, calls, or commitments of any nature relating to the authorized and unissued Princeton Security common or preferred Stock.

         2.05 INFORMATION. The information concerning Princeton Security set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Princeton Security shall cause the schedules delivered by it pursuant hereto and the instruments delivered to Princeton Gamma hereunder to be updated after the date hereof up to and including the Closing Date.

         2.06 LITIGATION AND PROCEEDINGS. There are no material actions, suits, or administrative or other proceedings pending or, to the knowledge of Princeton Security, threatened by or against Princeton Security or adversely affecting Princeton Security or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Princeton Security does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

         2.07 COMPLIANCE WITH LAWS AND REGULATIONS. Princeton Security has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance (i) could not materially and adversely affect the business, operations, properties, assets, or condition of Princeton Security or (ii) could not result in the occurrence of any material liability for Princeton Security. To the best knowledge of Princeton Security, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

         2.08 MATERIAL CONTRACT DEFAULTS. Princeton Security is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Princeton Security, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Princeton Security has not taken adequate steps to prevent such a default from occurring.

         2.09 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Princeton Security is a party or to which any of its properties or operations are subject.


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

         2.10 SUBSIDIARY. Princeton Security does not own, beneficially or of record, any equity securities in any other entity.

                                   ARTICLE III
          REPRESENTATIONS, COVENANTS, AND WARRANTIES OF PRINCETON GAMMA

         As an inducement to, and to obtain the reliance of, Princeton Security, Princeton Gamma represents and warrants as follows:

         3.01 ORGANIZATION. Princeton Gamma is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of Princeton Gamma. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Princeton Gamma's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

         3.02 APPROVAL OF AGREEMENT. Princeton Gamma has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Princeton Gamma have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to compliance with state and federal corporate and securities laws.

         3.03 CAPITALIZATION. The authorized capitalization of Princeton Gamma consists of ten million shares, consisting of common stock, no par value, of which as of the date hereof one million, one hundred sixty two thousand, five hundred (1,162,500) shares are issued and outstanding. All issued and outstanding shares of Princeton Gamma are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Princeton Gamma.

         3.04     FINANCIAL STATEMENTS.

                  (a) Princeton Gamma has delivered to Princeton Security the unaudited balance sheet of Princeton Gamma as of February 19, 2005 and December 31, 2005 and the related statements of operations, cash flows, and stockholders' equity for the period ending July 31, 2006, including the notes thereto to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

                  (b) The financial statements delivered pursuant to SECTION 3.04(A) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods


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

         involved. The financial statements of Princeton Gamma present fairly, as of their respective dates, the financial position of Princeton Gamma. Princeton Gamma did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Princeton Gamma, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Princeton Gamma as of their respective dates and for the respective periods covered thereby.

                  (c) Princeton Gamma has filed or will file as the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respect. Princeton Gamma has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of Princeton Gamma, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which Princeton Gamma may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of Princeton Gamma, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of Princeton Gamma, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. Princeton Gamma has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on Princeton Gamma, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Princeton Gamma.

         3.05 OUTSTANDING WARRANTS AND OPTIONS. Except as set forth in Schedule 3.05, Princeton Gamma has no issued warrants or options, calls, or commitments of any nature relating to the authorized and unissued Princeton Gamma Common Stock. All outstanding options will become exercisable for shares of Princeton Security effective upon the Closing Date at a ratio of eight Princeton Security shares for each Princeton Gamma shares. Upon Closing, there will be no more than 462,500 Princeton Gamma options and warrants outstanding that convert into no more than 3,700,000 Princeton Security options to purchase Princeton Security shares.

         3.06 INFORMATION. The information concerning Princeton Gamma set forth in this Agreement and in the schedules delivered by Princeton Gamma pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Princeton Gamma shall cause the schedules delivered by Princeton Gamma pursuant hereto to Princeton Security hereunder to be updated after the date hereof up to and including the Closing Date.

         3.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement since the date of the most recent Princeton Gamma balance sheet described in SECTION 3.04 and included in the information referred to in SECTION 3.06:


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

                  (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Princeton Gamma or (ii) any damage, destruction, or loss to Princeton Gamma materially and adversely affecting the business, operations, properties, assets, or conditions of Princeton Gamma.

                  (b) Princeton Gamma has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Princeton Gamma; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

                  (c) Except as set forth in Schedule 3.07, Princeton Gamma has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Princeton Gamma balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Princeton Gamma; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) To the best knowledge of Princeton Gamma, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Princeton Gamma.

         3.08 TITLE AND RELATED MATTERS. Except as provided herein or disclosed in the most recent Princeton Gamma balance sheet and the notes thereto, Princeton Gamma has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or un-patented, and assets, which are reflected in the most recent Princeton Gamma balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Princeton

Gamma, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Princeton Gamma as now being conducted or as contemplated.

         3.09 LITIGATION AND PROCEEDINGS. Except as otherwise disclosed in
SCHEDULE 3.09, there are no material actions, suits, or proceedings pending or, to the knowledge of Princeton Gamma, threatened by or against Princeton Gamma or adversely affecting Princeton Gamma, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Princeton Gamma does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

         3.10 MATERIAL CONTRACT DEFAULTS. Princeton Gamma is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Princeton Gamma, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Princeton Gamma has not taken adequate steps to prevent such a default from occurring.

         3.11 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Princeton Gamma is a party or to which any of its properties or operations are subject.

         3.12 GOVERNMENTAL AUTHORIZATIONS. Princeton Gamma has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Princeton Gamma of this Agreement and the consummation by Princeton Gamma of the transactions contemplated hereby.

         3.13 COMPLIANCE WITH LAWS AND REGULATIONS. Princeton Gamma has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Princeton Gamma or except to the extent that noncompliance would not result in the occurrence of any material liability for Princeton Gamma. To the best knowledge of Princeton Gamma, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

         3.14 SUBSIDIARY. Except as set forth on Schedule 3.14, Princeton Gamma does not own, beneficially or of record, any equity securities in any other entity.

         3.15 PRINCETON GAMMA DELIVERIES/SCHEDULES. Princeton Gamma has delivered to Princeton Security the following documents, instruments and schedules, which are collectively referred to as the "Princeton Gamma Schedules" and which consist of the following separate items dated as of the date of


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

execution of this Agreement, and instruments and Princeton Security as of such date, all certified by the Chairman of the Board of Princeton Gamma as complete, true, and accurate:

                  (a) Copies of the articles of incorporation and bylaws of Princeton Gamma and all amendments thereto in effect as of the date of this Agreement;

                  (b) Copies of resolutions adopted by the board of directors of Princeton Gamma approving this Agreement and the transactions herein contemplated as referred to in SECTION 3.02;

                  (c) A description of any material adverse change in the business, operations, property, inventory, assets, or condition of Princeton Gamma since the most recent Princeton Gamma balance sheet, required to be provided pursuant to SECTION 3.04 hereof;

                  (d) The financial statements required pursuant to SECTION 3.04
         (A) hereof; and

                  (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Princeton Gamma Schedules by SECTIONS 3.01 through 3.14.

Princeton Gamma shall cause the Princeton Gamma Schedules and the instruments delivered to Princeton Security hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Princeton Gamma Schedules, certified in the same manner as the original Princeton Gamma Schedules, shall be delivered prior to and as a condition precedent to the obligation of Princeton Security to close.

                                   ARTICLE IV
             CONDITIONS PRECEDENT TO OBLIGATIONS OF PRINCETON GAMMA

         The obligations of Princeton Gamma under this Agreement are subject to the satisfaction of Princeton Gamma, at or before the Closing Date, of the following conditions:

         4.01. SHAREHOLDER APPROVAL. Princeton Security, if required by Nevada statutes, shall call and hold a meeting of its shareholders, or obtain through a majority written consent of its shareholders, whereby the shareholders of Princeton Security authorize and approve this Agreement and the transactions contemplated hereby, including changing the name of Princeton Security to Princeton Gamma-Tech Instruments, Inc. or some derivation thereof.

         4.02 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Princeton Security in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Princeton Security shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Princeton Security prior to or at the Closing.

         4.03 CERTIFICATIONS. Based on certificates of good standing, representations of government agencies, and Princeton Security's own documents and information, to the best knowledge of the Princeton Security officer signing this Agreement:

                  (a) This Agreement has been duly approved by Princeton Security's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Princeton Security by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Princeton Security pursuant to a unanimous consent;

                  (b) There have been no material adverse changes in Princeton Security up to and including the date of the certificate;

                  (c) All conditions required by this Agreement have been met, satisfied, or performed by Princeton Security;

                  (d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Princeton Security have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

                  (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Princeton Security, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of Princeton Security, the operation of Princeton Security, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which Princeton Security is bound or in any way contests the existence of Princeton Security.

         4.04 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Princeton Security, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Princeton Security.

         4.05 GOOD STANDINGS. Princeton Gamma shall have received a certificate of good standing from the secretary of state of Nevada, dated as of the date within five days prior to the Closing Date, certifying that Princeton Security is in good standing as a corporation in the State of Nevada.

         4.06 CAPITAL COMMITMENT. Princeton Gamma shall have received evidence satisfactory to Princeton Gamma that Princeton Security has been adequately capitalized to provide sufficient capital, in Princeton Gamma's reasonable judgment, to cover the costs of preparing for a public offering including, but not limited to those related to obtaining required audits, legal fees, and underwriting fees.

         4.07 SECTION 6.08 AGREEMENT. The existing shareholders of Princeton Security have not entered into a separate "drag along" agreement with the Princeton Gamma Stockholders in accordance with the provisions of Section 6.08 of this Agreement.

         4.08 OTHER ITEMS. Princeton Gamma shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Princeton Gamma may reasonably request.

                                    ARTICLE V
            CONDITIONS PRECEDENT TO OBLIGATIONS OF PRINCETON SECURITY

         The obligations of Princeton Security under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         5.01 PRINCETON GAMMA SHAREHOLDERS. Holders of eighty percent of the issued and outstanding Princeton Gamma Shares shall agree to this Agreement and the exchange of shares contemplated by this Agreement as indicated by their delivery of signed stock certificates or stock powers with respect to such certificates.

         5.02 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Princeton Gamma in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Princeton Gamma shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Princeton Gamma prior to or at the Closing.

         5.03 CERTIFICATIONS. Based on certificates of good standing, representations of government agencies, and Princeton Gamma's own documents, to the best knowledge of the Princeton Gamma officer signing this Agreement:

                  (a) This agreement has been duly approved by Princeton Gamma's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Princeton Gamma by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Princeton Gamma pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;

                  (b) Except as provided or permitted herein, there have been no material adverse changes in Princeton Gamma up to and including the date of the certificate;

                  (c) All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Princeton Gamma have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

                  (d) Except as otherwise disclosed in SCHEDULE 3.09, there is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Princeton Gamma, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of Princeton Gamma, the operation of Princeton Gamma, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Princeton Gamma is bound or would in any way contest the existence of Princeton Gamma.

         5.04 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Princeton Gamma, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Princeton Gamma.

         5.05 GOOD STANDING. Princeton Security shall have received a certificate of good standing from the appropriate authority, dated as of a date with five days prior to the Closing Date, certifying that the Princeton Gamma is in good standing as a corporation in the State of New Jersey.

         5.06 OTHER ITEMS. Princeton Security shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Princeton Security may reasonably request.

                                   ARTICLE VI
                                SPECIAL COVENANTS

         6.01     ACTIVITIES OF PRINCETON SECURITY AND PRINCETON GAMMA

         (a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by Princeton Security and Princeton Gamma pursuant hereto or as permitted or contemplated by this Agreement, Princeton Security and Princeton Gamma will each:

                  (i) Carry on its business in substantially the same manner as it has heretofore;

                  (ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                  (iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                  (iv) Use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

                  (v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date.; and

                  (vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

         (b) From and after the date of this Agreement and except as provided herein until the Closing Date, Princeton Security and Princeton Gamma will not:

                  (i) Make any change in its articles of incorporation or bylaws;

                  (ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

                  (iii) Enter into any agreement for the sale of Princeton Gamma or Princeton Security securities without the prior approval of the other party.

         6.02 ACCESS TO PROPERTIES AND RECORDS. Until the Closing Date, Princeton Gamma and Princeton Security will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Princeton Gamma or Princeton Security and will furnish the other party with such additional financial and other information as to the business and properties of Princeton Gamma or Princeton Security as each party shall from time to time reasonably request.

         6.03 INDEMNIFICATION BY PRINCETON GAMMA. Princeton Gamma will indemnify and hold harmless Princeton Security and its directors and officers, and each person, if any, who controls Princeton Security within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Princeton Gamma expressly for use therein. The indemnity agreement contained in this SECTION 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Princeton Security and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

         6.04. INDEMNIFICATION BY PRINCETON SECURITY. Princeton Security will indemnify and hold harmless Princeton Gamma, the Princeton Gamma Stockholders, Princeton Gamma's directors and officers, and each person, if any, who controls Princeton Gamma within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Princeton Security expressly for use therein. The indemnity agreement contained in this SECTION 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Princeton Gamma and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

         6.05 THE ACQUISITION OF PRINCETON SECURITY COMMON STOCK. Princeton Security and Princeton Gamma understand and agree that the consummation of this Agreement including the issuance of the Princeton Security Common Stock to Princeton Gamma Stockholders in exchange for the Princeton Gamma Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Princeton Security and Princeton

Gamma agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

                  (a) In connection with the transaction contemplated by this Agreement, Princeton Security and Princeton Gamma shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of Princeton Gamma reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

                  (b) In order to more fully document reliance on the exemptions as provided herein, Princeton Gamma, the shareholders of Princeton Gamma, and Princeton Security shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Princeton Gamma or Princeton Security and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

                  (c) In connection with the transaction contemplated by this Agreement, Princeton Gamma and Princeton Security shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Princeton Gamma Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

                  (d) In order to more fully document reliance on the exemptions as provided herein, Princeton Gamma and Princeton Security shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Princeton Security or Princeton Gamma and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

                  (e) Princeton Gamma will take reasonable commercial steps to inform the Princeton Gamma Stockholders that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

         6.06 SECURITIES FILINGS. Princeton Security shall be responsible for the preparation of a Form D and its filing with the Securities and Exchange Commission and Princeton Gamma will be responsible for any and all filings in any jurisdiction where its shareholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

         6.07     SALES OF SECURITIES UNDER RULE 144, IF APPLICABLE.

                  (a) Princeton Security will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by rule 144 as it is from time to time amended.

                  (b) Upon being informed in writing by any person holding restricted stock of Princeton Security as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Princeton Security will certify in writing to such person that it is compliance with rule 144 current public information requirement to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.

                  (c) If any certificate representing any such restricted stock is presented to Princeton Security's transfer agent for registration or transfer in connection with any sales theretofore made under rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Princeton Security and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, Princeton Security will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of rule 144, as the case may be, free of any stop transfer order or restrictive legend.

                  (d) The shareholders of Princeton Security as of the date of this Agreement, as well as those receiving Princeton Security Common Stock pursuant to this Agreement, are intended third-party beneficiaries of this SECTION 6.07.

         6.08 "DRAG ALONG" AGREEMENT. Princeton Security will take steps to assure that the existing shareholders of Princeton Security ("PS Shareholders") enter into an Agreement with the majority shareholder of Princeton Gamma ("Finn") pursuant to which the PS Shareholders will agree that if Finn proposes to sell all of Finn's shares in Princeton Security to a third party in an arms-length, fair market value transaction in which the consideration to be received for such shares consists of cash and/or marketable securities, then Finn may require the PS Shareholders to sell all of the Princeton Security shares owned by them to the third party for the same consideration per share and otherwise on the same terms and conditions upon which Finn is selling its Princeton Security shares. Upon Princeton Security becoming listed on a public market or exchange, the agreement with Finn shall be void and the PS Shareholders shall be under no further obligation to sell their shares in a transaction with Finn.

         6.09 NEW BOARD OF DIRECTORS AND OFFICERS. Upon closing of the transactions contemplated by this Agreement, the current directors and officers of Princeton Security shall resign, SERIATIM, and the persons designated by Princeton Gamma shall be appointed to fill the vacancies created thereby, subject to the approval of the suitability and qualifications of such nominees by Princeton Security's board of directors.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.01 BROKERS. Except as provided herein, Princeton Security and Princeton Gamma agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, Princeton Security and Princeton Gamma each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

         The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

         7.02 NO REPRESENTATION REGARDING TAX TREATMENT. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

         7.03 GOVERNING LAW. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of New Jersey.

         7.04 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to Princeton Gamma and/or Stockholders, to:                If to Princeton Security, to:
          Juhani Taskinen, Chairman                                     Richard W. Hoss, President
          Princeton Gamma-Tech Instruments, Inc.                        Princeton Security Technologies, Inc.
          303 College Road East                                         50 West Liberty St.
          Princeton, New Jersey 08540                                   Reno, Nevada 89501
          Fax: (949) 721-0035                                           Fax:  (805) 435-3726

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

         7.05 ATTORNEY'S FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         7.06 SCHEDULES; KNOWLEDGE. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by Princeton Security or Princeton Gamma such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

         7.07 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

         7.08 SURVIVAL; TERMINATION. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six months from the Closing Date, unless otherwise provided herein.

         7.09 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         7.10 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

Princeton Security Technologies, Inc.,   Princeton Gamma-Tech Instruments, Inc.,
a Nevada corporation                     a New Jersey corporation


By:________________________________      By:_________________________________
     Richard Hoss, President             Juhani Taskinen, Chairman of the Board

                                    EXHIBIT A

                                 PRINCETON GAMMA
                              LIST OF SHAREHOLDERS


                                                           Number of Princeton
                             Number of Princeton GAMMA    Security Shares to be
Name of Shareholder                 Shares Owned          Received in Exchange
-------------------                 ------------          --------------------

Finn-Partners, Inc.                      800,000                6,400,000
Third Letter Corporation                 200,000                1,600,000
Mikko Maijala                            162,500                1,300,000
                                    -------------             ------------
         Total Shares                  1,162,500                9,300,000

                                  SCHEDULE 3.05


Princeton Gamma option issued to Mikko Maijala for 87,500 Princeton Gamma shares to be converted to Princeton Security option for 700,000 Princeton Security shares.